As filed with the Securities and Exchange Commission on November 1, 2002

REGISTRATION NO. 333-37978

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Terayon Communication Systems, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of Incorporation)	3661 (Primary standard industrial Classification code number)	77-0328533 (I.R.S. employer identification number)

4988 Great America Parkway
SANTA CLARA, CALIFORNIA 95054
(408) 235-5000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

EDWARD LOPEZ
GENERAL COUNSEL
4988 Great America Parkway
SANTA CLARA, CALIFORNIA 95054
(408) 235-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

1.

SIGNATURES

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

Pursuant to an undertaking made in Item 17 of the Registration Statements as filed with the Commission on May 26, 2000, June 29, 2000, August 3, 2000 and December 19, 2000 (Registration No. 333-37978), the Registrant hereby removes from registration 1,443,310 shares (on a post-split basis) of its Common Stock.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on November 1, 2002

/s/ Dr. Zaki Rakib Dr. Zaki Rakib Chief Executive Officer

	Signature	Title

	/s/ Dr. Zaki Rakib	Chief Executive Officer and Director
	Dr. Zaki Rakib	(Principal Executive Officer)

	* Carol Lustenader	Chief Financial Officer (Principal Finance and Accounting Officer)

	* Shlomo Rakib	President and Chairman of the Board of Directors

	* Alek Krstajic	Director

	* Christopher J. Schaepe	Director

	* Lewis Solomon	Director

	* David Woodrow	Director

By:	/s/ Dr. Zaki Rakib

Dr. Zaki Rakib Attorney-in-fact

3.